Exhibit 5.1

November 14, 2005

Embarcadero Technologies, Inc.

100 California Street, 12th Floor

San Francisco, California 94105

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Embarcadero Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about November 14, 2005 (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, an aggregate of 425,000 shares of its Common Stock, $.001 par value per share (the “Shares”). The Shares are issuable under individual restricted stock purchase agreements in the form specified in the Registration Statement, and an individual stock option agreement (such agreements referred to as the “Agreements”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the issuance of the Shares. Based on such review, we are of the opinion that if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the Agreements and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Heller Ehrman LLP